Exhibit 99.1

Paycom Software, Inc. Reports First Quarter 2017 Results

First-ever quarter of more than $100 million in revenues

First Quarter Revenues of $119.5 million, up 33% from comparable prior year period

First Quarter GAAP Net Income of $26 million, or $0.43 per diluted share, up 38% from comparable prior year period

First Quarter Adjusted EBITDA of $47 million, up 42% from comparable prior year period

First Quarter non-GAAP Net Income of $28 million, or $0.47 per diluted share, up 43% from comparable prior year period

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended March 31, 2017.

“We continue to execute at high levels across our organization and as a result we are helping more companies than ever run their businesses more efficiently with our cloud-based payroll and human capital management solution,” said Paycom’s founder and CEO, Chad Richison. “We hit a huge milestone with our quarterly revenue surpassing the $100 million mark, furthering our optimism for continued momentum and success throughout the year.”

Financial Highlights for the First Quarter of 2017

Total Revenues of $119.5 million represented a 33% increase compared to total revenues of $90.1 million in the same period last year. Recurring revenues of $118 million increased 33% from the comparable prior year period, and constituted 99% of total revenues.

GAAP Net Income was $26 million, or $0.43 per diluted share, compared to GAAP net income of $19 million, or $0.31 per diluted share, in the same period last year.

Adjusted EBITDA1 was $47 million, compared to $33 million in the same period last year.

Non-GAAP Net Income1 was $28 million, or $0.47 per diluted share, compared to $19 million, or $0.33 per diluted share, in the same period last year.

Cash and Cash Equivalents were $93 million as of March 31, 2017.

Total Debt was $32 million as of March 31, 2017. This debt consisted solely of debt on our corporate headquarters.

[1]	Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Financial Information” and the reconciliations at the end of this release for additional information concerning these non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending June 30, 2017 and the year ending December 31, 2017:

Quarter Ending June 30, 2017

Total Revenues in the range of $94.5 million to $96.5 million.

Adjusted EBITDA in the range of $22.0 million to $24.0 million.

Year Ending December 31, 2017

Total Revenues in the range of $426.0 million to $428.0 million.

Adjusted EBITDA in the range of $117.0 million to $119.0 million.

We have not reconciled the Adjusted EBITDA ranges for the quarter ending June 30, 2017 or the year ending December 31, 2017 to net income because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense and other items. Accordingly, a reconciliation of these Adjusted EBITDA ranges to net income is not available at this time without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we consider and have included certain non-GAAP financial measures in this press release, including Adjusted EBITDA and non-GAAP net income. Management uses Adjusted EBITDA and non-GAAP net income as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define: (i) Adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, and non-cash stock-based compensation expense; and (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, which is adjusted for the effect of income taxes. Adjusted EBITDA and non-GAAP net income are metrics that provide investors with greater transparency to the information used by management in its financial and operational decision-making. We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, Adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

Adjusted EBITDA and non-GAAP net income are not measures of financial performance under GAAP and should not be considered a substitute for net income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA and non-GAAP net income have limitations as analytical tools, and when assessing our operating performance, you should not consider Adjusted EBITDA or non-GAAP net income in isolation, or as a substitute for net income or other consolidated statements of income data prepared in accordance with GAAP. Adjusted EBITDA and non-GAAP net income may not be comparable to similar titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, May 2, 2017, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (877) 201-0168 (domestic) or (647) 788-4901 (international) and enter conference ID 98121690. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (800) 585-8367 (domestic) or (416) 621-4642 (international) until May 9, 2017. The replay passcode is 98121690.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from sales offices across the country.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to the Company’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; the impact of future regulatory, judicial, or legislative changes;

how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our ability to expand our corporate headquarters within an expected timeframe; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to research and development; our expected income tax rate for future periods; and our plans to purchase shares of our common stock through a stock repurchase plan. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “expect,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “should,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our Annual Report on Form 10-K for the year ended December 31, 2016. We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.

Consolidated Balance Sheets

(in thousands, except share amounts)

(unaudited)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$92,915	$60,158
Accounts receivable	1,847	1,339
Prepaid expenses	5,413	4,475
Inventory	499	675
Income tax receivable	—	692

Current assets before funds held for clients	100,674	67,339
Funds held for clients	950,980	858,244

Total current assets	1,051,654	925,583
Property and equipment, net	106,485	96,848
Deposits and other assets	1,369	1,215
Goodwill	51,889	51,889
Intangible assets, net	1,468	1,871
Deferred income tax assets, net	5,687	1,207

Total assets	$1,218,552	$1,078,613

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,134	$3,737
Income tax payable	16,577	—
Accrued commissions and bonuses	2,726	8,003
Accrued payroll and vacation	7,688	4,769
Deferred revenue	5,611	5,230
Current portion of long-term debt	1,126	1,113
Accrued expenses and other current liabilities	17,587	17,798

Current liabilities before client funds obligation	54,449	40,650
Client funds obligation	950,980	858,244

Total current liabilities	1,005,429	898,894
Long-term deferred revenue	36,555	34,481
Net long-term debt, less current portion	30,389	28,711

Total long-term liabilities	66,944	63,192

Commitments and contingencies
Stockholders’ equity:

Common stock, $0.01 par value (100,000,000 shares authorized; 58,471,563 and 58,453,283 shares issued at March 31, 2017 and December 31, 2016, respectively; 57,349,302 and 57,331,022 shares outstanding at March 31, 2017 and December 31, 2016, respectively)	585	585
Additional paid-in capital	99,490	95,452
Retained earnings	96,062	70,448
Treasury stock, at cost (1,122,261 shares at March 31, 2017 and December 31, 2016)	(49,958)	(49,958)

Total stockholders’ equity	146,179	116,527

Total liabilities and stockholders’ equity	$1,218,552	$1,078,613

Paycom Software, Inc.

Consolidated Statements of Income

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues
Recurring	$117,914	$88,904
Implementation and other	1,594	1,222

Total revenues	119,508	90,126

Cost of revenues
Operating expenses	15,086	10,785
Depreciation and amortization	2,060	1,186

Total cost of revenues	17,146	11,971

Administrative expenses
Sales and marketing	36,848	28,662
Research and development	6,797	3,860
General and administrative	17,826	15,206
Depreciation and amortization	2,226	1,723

Total administrative expenses	63,697	49,451

Total operating expenses	80,843	61,422

Operating income	38,665	28,704
Interest expense	(257)	(311)
Other income, net	95	34

Income before income taxes	38,503	28,427
Provision for income taxes	12,889	9,839

Net income	$25,614	$18,588

Earnings per share, basic	$0.44	$0.32
Earnings per share, diluted	$0.43	$0.31
Weighted average shares outstanding:
Basic	57,307,187	57,132,909

Diluted	58,525,980	58,362,040

Paycom Software, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities
Net income	$25,614	$18,588
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,286	2,909
Amortization of debt issuance costs	23	32
Stock-based compensation expense	3,625	1,223
Deferred income taxes, net	(4,480)	(3,644)
Changes in operating assets and liabilities:
Accounts receivable	(508)	(226)
Prepaid expenses	(938)	(1,262)
Inventory	176	423
Deposits and other assets	(154)	420
Accounts payable	(1,349)	(1,170)
Income taxes, net	17,269	13,325
Accrued commissions and bonuses	(5,277)	(6,903)
Accrued payroll and vacation	2,919	2,339
Deferred revenue	2,455	1,783
Accrued expenses and other current liabilities	(3,436)	2,111

Net cash provided by operating activities	40,225	29,948

Cash flows from investing activities
Increase in funds held for clients	(92,736)	(428,916)
Purchases of property and equipment	(9,136)	(8,363)

Net cash used in investing activities	(101,872)	(437,279)

Cash flows from financing activities
Proceeds from issuance of long-term debt	2,093	—
Principal payments on long-term debt	(282)	(224)
Increase in client funds obligation	92,736	428,916
Payment of debt issuance costs	(143)	—

Net cash provided by financing activities	94,404	428,692

Net increase in cash and cash equivalents	32,757	21,361
Cash and cash equivalents
Beginning of period	60,158	50,714

End of period	$92,915	$72,075

Paycom Software, Inc.

Reconciliations of GAAP to non-GAAP Financial Measures

(in thousands, except share and per share amounts)

(unaudited)

	Three months ended March 31,
	2017	2016
Net income to Adjusted EBITDA:
Net income	$25,614	$18,588
Interest expense	257	311
Provision for income taxes	12,889	9,839
Depreciation and amortization	4,286	2,909

EBITDA	43,046	31,647
Non-cash stock-based compensation expense	3,688	1,353

Adjusted EBITDA	$46,734	$33,000

	Three months ended March 31,
	2017	2016
Net income to non-GAAP net income:
Net income	$25,614	$18,588
Non-cash stock-based compensation expense	3,688	1,353
Income tax effect on non-GAAP adjustment	(1,596)	(504)

Non-GAAP net income	$27,706	$19,437

Weighted average shares outstanding:
Basic	57,307,187	57,132,909
Diluted	58,525,980	58,362,040

Earnings per share, basic	$0.44	$0.32
Earnings per share, diluted	$0.43	$0.31
Non-GAAP net income per share, basic	$0.48	$0.34
Non-GAAP net income per share, diluted	$0.47	$0.33

	Three months ended March 31,
	2017	2016
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$0.44	$0.32
Non-cash stock-based compensation expense	0.07	0.02
Income tax effect on non-GAAP adjustment	(0.03)	—

Non-GAAP net income per share, basic	$0.48	$0.34

	Three months ended March 31,
	2017	2016
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$0.43	$0.31
Non-cash stock-based compensation expense	0.07	0.02
Income tax effect on non-GAAP adjustment	(0.03)	—

Non-GAAP net income per share, diluted	$0.47	$0.33

	Three months ended March 31,
	2017	2016
Adjusted gross profit:
Total revenues	$119,508	$90,126
Less: Total cost of revenues	(17,146)	(11,971)

Total gross profit	102,362	78,155
Plus: Non-cash stock-based compensation expense	491	113

Total adjusted gross profit	$102,853	$78,268
Total gross profit %	86%	87%
Total adjusted gross profit %	86%	87%

	Three months ended March 31,
	2017	2016
Adjusted sales and marketing expenses:
Sales and marketing expenses	$36,848	$28,662
Less: Non-cash stock-based compensation expense	(933)	(277)

Total adjusted sales and marketing expenses	$35,915	$28,385

	Three months ended March 31,
	2017	2016
Adjusted administrative expenses:
Administrative expenses	$63,697	$49,451
Less: Non-cash stock-based compensation expense	(3,197)	(1,240)

Total adjusted administrative expenses	$60,500	$48,211

	Three months ended March 31,
	2017	2016
Adjusted research and development expenses:
Research and development expenses	$6,797	$3,860
Less: Non-cash stock-based compensation expense	(159)	(49)

Total adjusted research and development expenses	$6,638	$3,811

	Three months ended March 31,
	2017	2016
Total research and development costs:
Capitalized research and development costs	$2,876	$1,746
Research and development expenses	6,797	3,860

Total research and development costs	$9,673	$5,606

Total revenues	$119,508	$90,126
Total research and development costs as a % of total revenues	8.1%	6.2%

Total adjusted total research and development costs:
Total research and development costs	$9,673	$5,606
Less: Capitalized non-cash stock-based compensation	(349)	(109)
Less: Non-cash stock-based compensation expense	(159)	(49)

Total adjusted research and development costs	$9,165	$5,448

Total revenues	$119,508	$90,126
Total adjusted research and development costs as a % of total revenues	7.7%	6.0%

Paycom Software, Inc. Breakout of Non-Cash Stock-Based Compensation Expense (in thousands) (unaudited)

	Three months ended March 31,
	2017	2016
Non-cash stock-based compensation expense:
Operating expenses	$491	$113
Sales and marketing	933	277
Research and development	159	49
General and administrative	2,105	914

Total non-cash stock-based compensation expense	$3,688	$1,353

Contacts

Paycom Software, Inc.

Media Contact:

Kathy Oden-Hall, 800-580-4505

CMO

media@paycom.com

or

Investor Relations Contact:

David Niederman, 855-603-1620

investors@paycom.com

Source: Paycom Software, Inc.